SHIRE PHARMACEUTICALS GROUP PLC
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com



Stock Exchange Announcement
24 February 2003



Shire Pharmaceuticals Group plc (the "Company")

The Company announces that it was notified on 21 February 2003 under Sections 198 to 202 of the Companies Act that on 20 February 2003 The Capital Group Companies Inc, including its affiliates Capital Guardian Trust Company, Capital International Limited, Capital International Inc and Capital International SA, had holdings forming part of funds managed on behalf of investment clients of 14,254,076 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 2.943 per cent of the issued ordinary share capital of the Company and accordingly The Capital Group Companies Inc no longer have a notifiable interest in the capital of the Company.


T May
Company Secretary


FOR FURTHER INFORMATION PLEASE CONTACT:

Investor Relations
Gordon Ngan: +44 1256 894 160

NOTES TO EDITORS

SHIRE PHARMACEUTICALS GROUP PLC

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), oncology, gastro-intestinal (GI) and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com